Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 20, 2026, relating to the financial statements of Schneider National, Inc. and the effectiveness of Schneider National, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Schneider National, Inc. for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

May 8, 2026